Exhibit 10.1
CONTRIBUTION AGREEMENT
BY AND BETWEEN
GARY THARALDSON
as the Contributor,
AND
SUMMIT HOTEL OP, LP,
a Delaware limited partnership,
as the Acquirer

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CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 5th day of August, 2010 by and between GARY THARALDSON, individually (the “Contributor”); and SUMMIT HOTEL OP, LP, a Delaware limited partnership (the “Acquirer”).
RECITALS
     A. Summit Group of Scottsdale, Arizona, LLC (the “Company”) is the owner of fee simple title to the Courtyard by Marriott hotel and the SpringHill Suites by Marriott hotel, both located in Scottsdale, Arizona, including, without limitation, all land, buildings, improvements, fixtures and appurtenances related thereto (the “Real Property”) and all furniture, fixtures, equipment and all other personal property located thereon (the “Personal Property”). The Real Property and Personal Property shall hereinafter be referred to as the “Property.”
     B. The Contributor is the record and beneficial owner of the Class C Membership Interest in the Company as described in the First Amended Operating Agreement of the Company dated July 29, 2003 (the “Operating Agreement”), together with all rights and privileges pertaining thereto, including all voting rights and all right, title and interest in and to all cash, distributions, income, profits, revenues, and proceeds payable to the Contributor on account of such Class C Membership Interest (the “Contributed Assets”). The Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
THE CONTRIBUTION
     1.1 Contribution of Contributed Assets. The Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept the transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Contributed Assets shall be transferred to the Acquirer free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.
     1.2 Consideration. The total consideration (the “Consideration”) for which the Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributor, subject to the terms of this Agreement, shall be the issuance to the Contributor of Thirty One Thousand One Hundred Seventy Nine (31,179) units of limited partnership interests in the Acquirer (“Units”). The number of Units shall not be adjusted for prorations of income or expenses of the Real Property or of the Company nor for any other reason. On the Closing Date the Units shall be distributed to the Contributor. No fractional Units will be issued as Consideration hereunder and no cash will be paid to the Contributor. The Contributor acknowledges that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and (ii) that the Acquirer’s Agreement of Limited Partnership (the “Acquirer’s Partnership Agreement”) restricts the transfer of the Units. Upon receipt of the Units, the Contributor or its designee, (provided the designee is an accredited investor) shall become a limited partner of the Acquirer and shall execute the Acquirer’s Partnership Agreement. Except as otherwise expressly set forth in this Agreement, the Contributor acknowledges and agrees that once Closing occurs, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company or the Property.
     1.3 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Acquirer’s Partnership Agreement; provided, however, that such redemption option may not be exercised until after the first anniversary of the Closing Date (the “Redemption Period”).
     1.4 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” purchase,” and “pay,” the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), as the contribution of the Contributed Assets by the Contributor to the Acquirer, in exchange for the Units, and not as a transaction in which the Contributor is acting other than in its capacity as a prospective partner in the Acquirer.
ARTICLE II
REPRESENTATIONS AND COVENANTS
     2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:
          (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.
          (b) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”). The Contributor (or its designee) shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Acquirer’s Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.
     2.2 Representations by Contributor. The Contributor hereby makes the following representations and warranties, each and every one of which is true, correct, and complete as of the date of this Agreement, and will be true, correct, and complete as of the Closing Date:
          (a) Authority. This Agreement has been duly executed and delivered by the Contributor and constitutes the legal, valid and binding agreement of the Contributor enforceable against the Contributor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.
          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to any of the Contributor, the Company or the Property.
          (c) Contributed Assets. (i) The Contributor is the sole owner of the Contributed Assets, (ii) the Contributor has good title to the Contributed Assets, (iii) the Contributed Assets are free and clear of all Liens (as hereinafter defined), and (iv) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributed Assets. For purposes hereof, “Liens” shall mean all liens, charges, covenants, adverse claims, demands, encumbrances, security interests, commitments, pledges or any other title defect or restriction of any kind.
          (d) Securities Laws Matters.
               (i) The Contributor acknowledges that (A) Summit Hotel Properties, Inc., a Maryland corporation (the “REIT”) and the Acquirer intend the offer and issuance of any Units to be exempt from registration under the Securities Act, and applicable state securities laws by virtue of the status of the Contributor being an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and acquiring the Units in a transaction exempt from registration pursuant to Rule 506 of Regulation D, and (B) in issuing Units pursuant to the terms of this Agreement, the REIT and the Acquirer are relying on the representations made by the Contributor.
               (ii) In acquiring the Units and engaging in this transaction, the Contributor is not relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents as to tax matters or otherwise that are not contained herein. The Contributor is aware of the risks involved in investing in the Units. The Contributor has had an opportunity to ask questions of, and to receive answers from, the Acquirer and the

REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquirer and the REIT. The Contributor confirms that all documents, records, and information pertaining to the Units that have been requested by the Contributor, including a complete copy of the form of the Acquirer’s Partnership Agreement, have been made available or delivered to them prior to the date hereof. The Contributor represents and warrants that the Contributor has reviewed and approved the form of the Acquirer’s Partnership Agreement attached hereto as Exhibit A.
               (iii) The Contributor understands that the Units have not been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to the Contributor are being acquired solely for the Contributor’s own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale.
               (iv) The Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D.
          (e) Terms and Conditions of the Transaction. The Contributor has determined that the terms and conditions of the transactions contemplated by this Agreement, on an overall basis, are fair and reasonable to the Contributor.
          (f) Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to the knowledge of the Contributor, threatened, affecting the Contributor’s ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting the Contributor which would impair the Contributor’s ability to enter into and perform all of the Contributor’s obligations under this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Contributor’s knowledge, threatened against the Contributor, nor are any such proceedings contemplated by the Contributor.
          (g) No Brokers. The Contributor has not entered into, and covenants that the Contributor will not enter into, any agreement, arrangement or understanding with any person or firm which will result in any obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.
          (h) Tax Matters. The Contributor has no tax deficiency or claim outstanding, assessed, threatened, or proposed against the Contributor. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Contributor or any of the Contributor’s assets. The federal, state, and local tax returns of the Contributor have not been audited, nor has the Contributor received any notice of any federal, state, or local audit. The Contributor represents and warrants that the Contributor has obtained from its own counsel advice regarding the transaction contemplated by this Agreement, including, without limitation, the tax consequences of (1) the transfer of the Contributed Assets to the Acquirer and the receipt of Units as consideration therefor and (2) the Contributor’s admission as a limited partner of the Acquirer. The Contributor further represents and warrants that the Contributor has not relied on the Acquirer or the Acquirer’s representatives or counsel for such tax advice.
          (i) No Consents. Except as may otherwise be set forth in Article III hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.
          (j) True at Closing. From the date hereof until the Closing Date, the Contributor shall not take any action or fail to take any action the result of which would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.
     2.3 Satisfaction of Conditions. The Contributor hereby covenants to: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(e) and (f) hereof, and (B) cooperate and assist in the Acquirer’s efforts to satisfy the conditions set forth in subsections 3.1(d) and (i) hereof; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquirer in writing.
     2.4 Consent to Transfers. To the extent required by Article 4 of the Operating Agreement or applicable law, the Contributor hereby consents to the “Disposition” (as defined in the Operating Agreement) of the Class A Membership Interest and the Class B Membership Interest in the Company to the Acquirer pursuant to separate agreements.
ARTICLE III
CONDITIONS PRECEDENT TO THE CLOSING
     3.1 Conditions to Acquirer’s Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer’s obligations under this Agreement.
          (a) Contributor’s Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to Section 4.2.
          (b) Contributor’s Representations and Warranties. The Contributor’s representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date.

          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of IPO. The initial public offering (hereinafter referred to as the “IPO”) of the common stock of the REIT, which is the general partner of the Acquirer, shall have been completed.
          (e) Lender Consent. All indebtedness or other Liens encumbering the Property shall be fully and finally released, except for the loan evidenced and secured by the loan documents described on Exhibit C attached hereto (the “Assumed Loan”) on or before the Closing Date. The lender under the Assumed Loan shall have approved in writing the transactions contemplated hereby prior to the Closing Date (including, without limitation, the transfer of the Contributed Assets to the Acquirer, the removal of the Managing Member and appointment of the Acquirer as manager of the Company, the leasing of the Real Property to a taxable REIT subsidiary of the Acquirer (the “TRS Lessee”), the termination of the Existing Management Agreement and the Existing Franchise Agreement, and the execution by the TRS Lessee of a new franchise agreement and a new management agreement), and all consents required by the Loan Documents and by any and all no downgrade letters that may be required from applicable ratings agencies (the “Lender Consent”).
          (f) Third Party Consents. The Contributor shall have obtained all additional third party consents and approvals required of it in connection with the transactions contemplated by this Agreement on or before the Closing Date (the “Third Party Consents”).
          (g) Title Policies. The title companies selected by the Acquirer shall be unconditionally obligated and prepared, subject only to payment of the applicable premium, to issue title policies and all reasonably requested endorsements thereto (or non-imputation, bring down, successor insured and other endorsements to the Company’s existing owners title policies), to the Acquirer and to any lenders under the Assumed Loans on the Closing Date, all such policies to be acceptable to the Acquirer in its reasonable discretion.
          (h) No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no event, change or development that is reasonably expected to have a material adverse effect on the business, assets, liabilities, financial condition, prospects, operations, operating results or earnings of the Company, the Contributed Assets or the Property (“Material Adverse Change”), and at Closing the Contributor shall execute and deliver to the Acquirer a certificate certifying that no Material Adverse Change has occurred as of the Closing Date.
          (i) Summit Group Contribution Agreement Closing. Each of the conditions precedent to the Acquirer’s obligations to close under the contribution agreement dated                     , 2010 between the Acquirer and The Summit Group, Inc. (the “Summit Group Contribution Agreement”) shall have been satisfied or waived by the Acquirer, and the closing under the Summit Group Contribution Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

     3.2 Conditions to Contributor’s Obligations. In addition to any other conditions set forth in this Agreement, the Contributor’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor’s obligations under this Agreement.
          (a) Acquirer’s Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to Section 4.3.
          (b) Acquirer’s Representations and Warranties. The Acquirer’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.
          (c) Completion of IPO. The IPO shall have been completed.
ARTICLE IV
CLOSING AND CLOSING DOCUMENTS
     4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of the Acquirer or such other place as is mutually agreeable to the parties, on or as soon as practicable following the date of the closing of the IPO, unless otherwise set by agreement of the parties (such date being referred to herein as the “Closing Date”).
     4.2 Contributor’s Deliveries. At the Closing, the Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor:
          (a) Assignment of Contributed Assets. The Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto, granting and conveying to the Acquirer good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.
          (b) Execution of Acquirer’s Partnership Agreement. Signature page of the Acquirer’s Partnership Agreement (which Acquirer’s Partnership Agreement shall be in substantially the form attached hereto as Exhibit A) duly executed by the Contributor, as a limited partner.
          (c) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign person (as that term is defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).
          (d) Lender Consents. Any documents required by the lender to be signed by the Contributor in order to provide the Lender Consents.

          (e) Third Party Consents. The Third Party Consents, if any.
          (f) Closing Certificate. The Certificate required by Section 3.1(h).
          (g) Title and Other Documents. Any documentation reasonably required by a title company to issue a policy or endorsement consistent with this Agreement, including, but not limited to customary owner’s, gap and non-imputation affidavits. Additionally, any necessary transfer tax affidavits, declarations or other forms as may be required, if any, in connection with the transactions contemplated by this Agreement, and any other document or instrument reasonably requested by the Acquirer or required hereby.
          (h) Liens. All necessary mortgage releases, UCC terminations and other releases as may be required to evidence that satisfaction of any liens on any of the Contributor Assets or the Property other than the Assumed Loan.
     4.3 Acquirer’s Deliveries. At the Closing, the Acquirer shall deliver the following:
          (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name the Contributor as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.
          (b) Executed Acquirer’s Partnership Agreement. The executed Acquirer’s Partnership Agreement, with the original duly executed signature of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners then available.
          (c) Title and Other Documents. Any documentation reasonably required by a title company to issue a policy or endorsement consistent with this Agreement. Additionally, any necessary transfer tax affidavits, declarations or other forms as may be required, if any, in connection with the transactions contemplated by this Agreement and any other document or instrument reasonably requested by the Contributor or required hereby.
     4.4 Prorations; Fees and Expenses; Closing Costs. The Contributor acknowledges and agrees that no prorations or adjustments will be made in connection with Closing with respect to the Real Property. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor shall pay its own attorneys’ and consultants’ fees and expenses.
ARTICLE V
TERMINATION, DEFAULT AND REMEDIES
     5.1 Termination. In the event any of the conditions to Closing set forth in Sections 3.1 and 3.2, respectively, are not satisfied, such failure shall not be deemed a default hereof (except for the failure of such party’s representations and warranties to be true and correct, in which case such failure shall be deemed a default), but rather the party whose condition to Closing is not satisfied shall have the right to either (i) waive such condition and proceed to closing, or (ii) terminate this Agreement by providing the other party hereto with written notice of such election.

     5.2 Remedies Upon Default of Acquirer. If the Acquirer fails to perform any of its obligations under this Agreement, or is in default hereunder, the Contributor may terminate this Agreement by notice to the Acquirer. If the Contributor elects to terminate this Agreement, then this Agreement shall be terminated whereupon the parties hereto shall be relieved of all obligations hereunder, except for the those obligations that are specifically stated to survive herein. If the closing of the IPO occurs and all of the other conditions precedent set forth in Section 3.1 hereof have been satisfied, but the Acquirer fails to consummate the Closing contemplated hereunder with the Contributor, the Contributor shall have the right to seek specific performance of this Agreement. Except as set forth in the immediately preceding sentence, the Contributor hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Acquirer’s default hereunder or the Acquirer’s failure or refusal to perform its obligations hereunder. This provision shall survive any termination of this Agreement.
     5.3 Remedies on Default of Contributor. If the Contributor fails to close the transaction contemplated by this Agreement for any reason other than the Acquirer’s default or the failure to occur of a condition precedent benefitting the Contributor, the Acquirer may, as its sole remedies, either (i) seek specific performance, or (ii) elect to terminate this Agreement and sue the Contributor for actual damages, provided that the Acquirer shall not be entitled to receive damages in an amount greater than the monetary value of the Consideration, whereupon each of the parties shall be relieved of all further liability to the other hereunder, except for those obligations that are specifically stated to survive herein. The Acquirer agrees that the foregoing remedies shall be the sole and exclusive remedies available to the Acquirer in the event of a default by the Contributor and the Acquirer hereby waives any and all other rights, in equity or at law, which it might otherwise have against the Contributor (including, without limitation, the right to any consequential or other damages) in connection with any such default. This provision shall survive any termination of this Agreement.
ARTICLE VI
INDEMNIFICATION
     6.1 Contributor’s Indemnity. The Contributor hereby agrees to indemnify and hold the Acquirer, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Acquirer or the REIT may suffer or incur by reason of (a) any breach of the representations or warranties contained in Section 2.2 of this Agreement, and (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets prior to the Closing Date.
     6.2 Acquirer’s Indemnity. The Acquirer agrees to indemnify and hold the Contributor, and its employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Contributor may suffer or incur by reason of any breach of its representations or warranties contained in Section 2.1 of this Agreement.
     6.3 Indemnification Procedure. All claims for indemnification pursuant to Sections 6.1 or 6.2 (“Claims”) shall be made in a reasonably detailed writing, which shall include, without limitation, the amount so demanded for such Claim (to the extent readily calculable), by the party seeking to be indemnified (the “Indemnified Party”) and sent to the addresses set forth in the notice provisions set forth herein (the “Indemnification Notice”). The making of a Claim pursuant to a properly delivered and reasonably detailed Indemnification Notice shall toll the running of the limitation period set forth above with respect to that specific Claim. The party from which indemnification is sought (the “Indemnifying Party”) shall have ten (10) days after such Indemnification Notice is received to either (i) agree to the Indemnified Party’s demand, or (ii) refuse such demand for indemnification. Should the Indemnifying Party fail to respond to the Indemnified Party’s Indemnification Notice within such ten (10) day period, the Indemnifying Party shall be deemed to have agreed to indemnify the Indemnified Party as requested in such Indemnification Notice. In the event that the Indemnifying Party refuses to indemnify the Indemnified Party pursuant to such Indemnification Notice, the Indemnified Party shall be free to pursue such Claim for indemnity pursuant to the terms of this Agreement with any court of competent jurisdiction. The terms of this Article VI shall survive the Closing.
ARTICLE VII
MISCELLANEOUS
     7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:
Acquirer:
Summit Hotel OP, LP
2701 South Minnesota Avenue, Suite 6
Sioux Falls, SD 57105
Attention: Chris Eng
Fax No.: (605) 362-9388
Contributor:
Mr. Gary Tharaldson
1201 Page Drive South
Fargo, ND 58103
Fax No.: (701) 235-1262
Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     7.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing agreement between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     7.3 Miscellaneous. This Agreement may not be assigned by the Acquirer or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor and the Acquirer, and their respective legal representatives, successors, and permitted assigns. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference. This Agreement shall be construed and interpreted in accordance with the laws of the State of South Dakota, without regard to conflicts of laws principles. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer and the Contributor, the Acquirer and the Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transactions contemplated hereunder. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     7.4 Survival; Attorneys Fees. Notwithstanding anything herein to the contrary, all representations and warranties contained in this Agreement, including the indemnifications provided hereunder, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Sections 7.5 and 4.4 hereof) shall survive the Closing until the expiration of the Redemption Period. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.
     7.5 Confidentiality. The Contributor acknowledges that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, the Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor’s key employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 7.5. In the event that the Contributor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law (other than in connection with the IPO), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 7.5. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 7.5, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 7.5, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation Section 1.6011-4(c).
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[SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 5th day of August, 2010.

CONTRIBUTOR:

/s/ Gary Tharaldson
GARY THARALDSON

ACQUIRER:

SUMMIT HOTEL OP, LP, a Delaware limited partnership

By:	Summit Hotel Properties, Inc., its General Partner

	By:	/s/ Kerry W. Boekelheide
	Name:	Kerry W. Boekelheide
	Title:	Chief Executive Officer

EXHIBIT A
Acquirer’s Partnership Agreement

A-1

EXHIBIT B
Assignment of Contributed Assets
Assignment Agreement
     GARY THARALDSON (“Assignor”), for good and valuable consideration paid to the Assignor by Summit Hotel OP, LP, a Delaware limited partnership (“Assignee”), pursuant to the Contribution Agreement dated as of                     , 2010, by and between Assignor and Assignee (the “Agreement”) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.
     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this ___ day of ___, 200__.
ASSIGNOR:
GARY THARALDSON

B-1

EXHIBIT C
Loan Documents for
Assumed Loan

C-1